================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                                   JUNE 4, 1997
                       ----------------------------------
                Date of Report (Date of earliest event reported)




                               ATMEL CORPORATION
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          California                      0-19032                    77-0051991
       ---------------                ---------------              ---------------
(State or other jurisdiction      (Commission File Number)         (I.R.S. Employer
      of incorporation)                                           Identification No.)



                              2325 ORCHARD PARKWAY
                            SAN JOSE, CALIFORNIA  95131
                       ----------------------------------
                    (Address of principal executive offices)




                                 (408) 441-0311
                       ----------------------------------
              (Registrant's telephone number, including area code)



================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    Exhibit No.                     Description
----------------  -------------------------------------------------------------

         4.1 Indenture, dated as of May 15, 1997, by and among Atmel S.A., Atmel Corporation and State Street Bank and Trust Company of California, N.A., as trustee thereunder.

         4.2 Registration Rights Agreement, dated as of May 15, 1997, by and among Atmel Corporation and Deutsche Morgan Grenfell Inc., Alex. Brown & Sons, Incorporated, BNP plc, Credit Lyonnais Securities, Smith Barney Inc. and Societe Generale Securities Corp.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On May 28, 1997, Atmel S.A. (the "Issuer"), a societe anonyme organized under the laws of The Republic of France and an indirect wholly-owned subsidiary of Atmel Corporation (the "Company"), sold U.S.$150,000,000 aggregate principal amount of its 3.25% Convertible Subordinated Guaranteed Step-Up Notes due 2002 (the "Notes"). The Notes were sold by the Issuer and the Company to Deutsche Morgan Grenfell Inc., Alex. Brown & Sons, Incorporated, BNP plc, Credit Lyonnais Securities, Smith Barney Inc. and Societe Generale Securities Corp. (the "Initial Purchasers"), pursuant to a Purchase Agreement, dated May 19, 1997 (the "Purchase Agreement"), at a purchase price of 97.5% of the aggregate principal amount thereof, plus accrued interest, if any, from May 28, 1997. The Initial Purchasers' discount was 2.5% of the aggregate principal amount of the Notes, for an aggregate discount of U.S.$3,750,000. Under the terms of the Purchase Agreement, the Company and the Issuer have granted the Initial Purchasers an option exercisable for 30 days to purchase up to an aggregate of U.S.$25,000,000 additional principal amount of Notes solely to cover over-allotments, if any. The price to investors for the Notes sold in the offering was 100% of the principal amount thereof, plus accrued interest, if any, from May 28, 1997, for an aggregate offering price of U.S.$150,000,000.

         The Notes were issued pursuant to the provisions of the Indenture, dated as of May 15, 1997 (the "Indenture"), by and among the Issuer, the Company and State Street Bank and Trust Company of California, N.A., as trustee thereunder. The Notes will bear interest at the rate of 3.25% per annum to June 1, 2000, and, thereafter, at the rate of 8.25% per annum. The Notes are convertible into Common Stock, no par value, of the Company at any time prior to the close of business on the maturity date, unless previously redeemed or repurchased, at a conversion price of $35.50 per share (equivalent to a conversion rate of approximately 28.17 shares per $1,000 principal amount of Notes), subject to adjustment in certain circumstances. The Notes are guaranteed on a subordinated basis by the Company, as to the payment of principal, premium, if any, interest, any Additional Amounts (as defined in the Indenture), and any other amounts payable on or in respect of the Notes in accordance with the terms of the Indenture.

         The Notes, the guarantee and the Common Stock issuable upon conversion of the Notes have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemptions afforded
by Rule 144A and Regulation S under the Securities Act.   Accordingly, the
Notes, the guarantee and the Common Stock issuable upon conversion of the Notes were offered and sold in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States to non-United States investors pursuant to Regulation S under the Securities Act.

         The Company has agreed to file, within 90 days following the last original issue date of the Notes, a shelf registration statement in respect of the Common Stock issuable upon conversion of the Notes, pursuant to a Registration Rights Agreement dated as of May 15, 1997, by and among the Company and the Initial Purchasers.

         The foregoing summary of the Notes, the Indenture and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and the Registration Rights Agreement, forms of which are filed as Exhibits to this Current Report on Form 8-K (included in the Indenture in the case of the form of Note).

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ATMEL CORPORATION


Date:  June 4, 1997                       By:  /s/ Mike Ross
                                             ----------------------------------
                                                   Mike Ross
                                                   Vice President and
                                                   General Counsel

                          INDEX TO EXHIBITS FILED WITH
                THE CURRENT REPORT ON FORM 8-K DATED JUNE 4, 1997

  Exhibit No.                     Description
--------------  ---------------------------------------------------------------

        4.1 Indenture, dated as of May 15, 1997, by and among Atmel S.A., Atmel Corporation and State Street Bank and Trust Company of California, N.A., as trustee thereunder.

        4.2 Registration Rights Agreement, dated as of May 15, 1997, by and among Atmel Corporation and Deutsche Morgan Grenfell Inc., Alex. Brown & Sons, Incorporated, BNP plc, Credit Lyonnais Securities, Smith Barney Inc. and Societe Generale Securities Corp.